Exhibit 99.1

Advanta Reports First Quarter 2008 Earnings

SPRING HOUSE, Pa.--(BUSINESS WIRE)--Advanta Corp. (NASDAQ: ADVNB; ADVNA) today reported first quarter 2008 net income of $18.4 million or $0.44 per diluted share for Class A and Class B shares combined. Included in the Company’s results was net income not attributable to the Business Cards segment of $11.7 million, or $0.28 per share, related to Visa’s initial public offering.

Managed and owned net credit losses for the quarter were 6.43% and 6.53%, respectively. Managed receivables ended the quarter at $6.3 billion while owned receivables totaled almost $1.0 billion. New customers added were just over 67,000, and transaction volume was $3.4 billion.

“We are managing the business diligently through this down cycle, with the goal of minimizing risk and improving our results,” said Dennis Alter, Chairman and CEO. “We have strong liquidity, flexible funding options, and the same determination that has moved us through down cycles over the past six decades.”

Conference Call Details

Advanta management will hold a conference call with analysts and institutional investors today, April 30, at 9:00 a.m. Eastern Time, to review the first quarter results for 2008. The call can be accessed by dialing 877-545-1403 and referring to confirmation code 3854251. The call will also be webcast simultaneously via a Vcall link on the Company’s website, www.advanta.com, or at www.investorcalendar.com. Those interested in listening to the webcast should go to the website at least 10 minutes before the call to register and download any necessary software. Replays of the call will be available beginning at noon today on the Internet at www.advanta.com or www.investorcalendar.com or by dialing 888-203-1112 and referring to pass code 3854251. The conference call may include a discussion of non-GAAP financial measures, which are reconciled to the most directly comparable GAAP financial measures in the Company’s press releases or the statistical supplements available at www.advanta.com in the “Corporate Info” section.

About Advanta

Advanta is one of the nation’s largest credit card issuers (through Advanta Bank Corp.) in the small business market today. Advanta’s exclusive focus on this market, as well as its size, experience and commitment to developing meaningful product offerings and a high level of service tailored to the needs of small businesses, differentiates the company from other issuers. Founded in 1951, Advanta has long been an innovator in developing and introducing many of the marketing techniques that are common in the financial services industry today. Learn more about Advanta at www.advanta.com.

This Press Release contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ from those projected. Risks that may affect the Company’s future performance are detailed in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.

In addition to the GAAP results provided throughout this document, the Company has provided managed receivable data and other non−GAAP financial measurements. Management believes that the non-GAAP financial measures used to manage the business may provide users additional useful information. The tables attached to this press release include a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures and a description of why the non-GAAP financial measures are useful to investors.

ADVANTA
SEGMENT INCOME STATEMENT - QUARTER
(in thousands)

Three Months Ended
March 31, 2008

	Advanta
	Business
	Cards	Other (A)	Total
Interest income	$36,016	$10,031	$46,047
Interest expense	18,198	9,946	28,144
Net interest income	17,818	85	17,903
Provision for credit losses	28,382	0	28,382
Net interest income after provision for credit losses	(10,564)	85	(10,479)
Noninterest revenues:
Interchange income	65,648	0	65,648
Securitization income	16,997	0	16,997
Servicing revenues	26,092	0	26,092
Business credit card rewards	(21,165)	0	(21,165)
Other revenues, net	8,629	13,456	22,085
Total noninterest revenues	96,201	13,456	109,657
Operating expenses	74,854	(5,366)	69,488
Income before income taxes	10,783	18,907	29,690
Income tax expense	4,114	7,214	11,328
Net income	$6,669	$11,693	$18,362

Three Months Ended
March 31, 2007

	Advanta
	Business
	Cards	Other (A)	Total
Interest income	$40,549	$7,806	$48,355
Interest expense	13,306	9,256	22,562
Net interest income	27,243	(1,450)	25,793
Provision for credit losses	10,083	0	10,083
Net interest income after provision for credit losses	17,160	(1,450)	15,710
Noninterest revenues:
Interchange income	55,234	0	55,234
Securitization income	23,511	0	23,511
Servicing revenues	20,376	0	20,376
Business credit card rewards	(19,332)	0	(19,332)
Other revenues, net	4,537	2,042	6,579
Total noninterest revenues	84,326	2,042	86,368
Operating expenses	66,675	127	66,802
Income before income taxes	34,811	465	35,276
Income tax expense	13,646	182	13,828
Net income	$21,165	$283	$21,448
(A)	Other includes venture capital operations as well as investment and other activities not attributable to the Advanta Business Cards segment. In addition, in the three months ended March 31, 2008, noninterest revenues include a $13.4 million gain on the redemption of Visa Inc. shares and operating expenses include the benefit of a $5.5 million decrease in Visa indemnification reserves.

ADVANTA
EARNINGS AND COMMON STOCK DATA
(in thousands, except per share data)

	Three Months Ended			Percent Change From
	Mar. 31,	Dec. 31,	Mar. 31,	Prior	Prior
	2008	2007	2007	Quarter	Year
Basic net income per common share:
Class A	$0.42	$0.15	$0.49	180.0%	(14.3)%
Class B	0.47	0.20	0.53	135.0	(11.3)
Combined (A)	0.45	0.18	0.52	150.0	(13.5)
Diluted net income per common share:
Class A	$0.41	$0.15	$0.47	173.3%	(12.8)%
Class B	0.45	0.18	0.48	150.0	(6.2)
Combined (A)	0.44	0.17	0.48	158.8	(8.3)

Return on average common equity (annualized)	12.34%	4.98%	14.89%	147.8%	(17.1)%

Weighted average common shares used to compute:
Basic earnings per common share
Class A	13,368	13,356	13,318	0.1%	0.4%
Class B	27,022	27,149	27,734	(0.5)	(2.6)
Total	40,390	40,505	41,052	(0.3)	(1.6)
Diluted earnings per common share
Class A	13,368	13,356	13,318	0.1%	0.4%
Class B	28,243	29,396	31,172	(3.9)	(9.4)
Total	41,611	42,752	44,490	(2.7)	(6.5)

Ending shares outstanding:
Class A	14,410	14,410	14,410	0.0%	0.0%
Class B	28,748	28,055	28,968	2.5	(0.8)
Total	43,158	42,465	43,378	1.6	(0.5)

Stock price:
Class A
High	$9.22	$26.45	$29.40	(65.1)%	(68.6)%
Low	5.31	6.93	23.96	(23.4)	(77.8)
Closing	5.98	7.30	26.72	(18.1)	(77.6)
Class B
High	$10.52	$29.95	$31.72	(64.9)%	(66.8)%
Low	6.10	7.84	26.31	(22.2)	(76.8)
Closing	7.03	8.07	29.23	(12.9)	(75.9)

Cash dividends declared:
Class A	$0.1771	$0.1771	$0.1417	0.0%	25.0%
Class B	0.2125	0.2125	0.1700	0.0	25.0

Book value per common share	$14.66	$14.40	$14.11	1.8%	3.9%
All share and per share amounts have been adjusted to reflect the three-for-two stock split effective June 15, 2007.
(A)	Combined represents income available to common stockholders divided by the combined total of Class A and Class B weighted average common shares outstanding.

ADVANTA
ADVANTA BUSINESS CARDS STATISTICS
($ in thousands)

	Three Months Ended			Percent Change From
	Mar. 31,	Dec. 31,	Mar. 31,	Prior	Prior
	2008	2007	2007	Quarter	Year
New account originations	67,094	61,234	96,781	9.6%	(30.7)%
Average number of active accounts (A)	956,100	952,557	848,375	0.4	12.7
Ending number of accounts	1,331,496	1,316,523	1,191,820	1.1	11.7
Customer transaction volume	$3,438,113	$3,755,320	$3,389,065	(8.4)	1.4
Securitization volume increase (decrease) excluding replenishment sales	$(13,787)	$330,000	$368,453	N/M	N/M
Average receivables:
Owned	$999,130	$1,164,704	$1,284,900	(14.2)	(22.2)
Securitized	5,350,034	5,148,195	4,152,857	3.9	28.8
Managed (B)	6,349,164	6,312,899	5,437,757	0.6	16.8
Ending receivables:
Owned	$966,145	$1,031,607	$1,142,006	(6.3)	(15.4)
Securitized	5,303,936	5,315,421	4,444,055	(0.2)	19.3
Managed (B)	6,270,081	6,347,028	5,586,061	(1.2)	12.2
Operating expense ratio (C)	4.72%	4.63%	4.90%	1.9	(3.7)

CREDIT QUALITY - OWNED
Receivables 30 days or more delinquent	$51,900	$42,424	$28,544
Receivables 90 days or more delinquent	24,028	19,204	12,878
As a percentage of receivables:
Receivables 30 days or more delinquent	5.37%	4.11%	2.50%	30.7%	114.8%
Receivables 90 days or more delinquent	2.49	1.86	1.13	33.9	120.4
Net principal charge-offs:
Amount	$16,306	$11,542	$9,783
As a percentage of average receivables (annualized)	6.53%	3.96%	3.05%	64.9	114.1

CREDIT QUALITY - SECURITIZED
Receivables 30 days or more delinquent	$280,208	$229,808	$122,426
Receivables 90 days or more delinquent	130,436	105,577	54,633
As a percentage of receivables:
Receivables 30 days or more delinquent	5.28%	4.32%	2.75%	22.2%	92.0%
Receivables 90 days or more delinquent	2.46	1.99	1.23	23.6	100.0
Net principal charge-offs:
Amount	$85,753	$53,572	$35,082
As a percentage of average receivables (annualized)	6.41%	4.16%	3.38%	54.1	89.6

CREDIT QUALITY - MANAGED (B)
Receivables 30 days or more delinquent	$332,108	$272,232	$150,970
Receivables 90 days or more delinquent	154,464	124,781	67,511
As a percentage of receivables:
Receivables 30 days or more delinquent	5.30%	4.29%	2.70%	23.5%	96.3%
Receivables 90 days or more delinquent	2.46	1.97	1.21	24.9	103.3
Net principal charge-offs:
Amount	$102,059	$65,114	$44,865
As a percentage of average receivables (annualized)	6.43%	4.13%	3.30%	55.7	94.8
(A)	Active accounts are defined as accounts with a balance at month-end. Active account statistics do not include charged-off accounts. The statistics reported above are the average number of active accounts for the periods presented.
(B)	Managed statistics are non-GAAP financial measures and represent the sum of owned (GAAP) business credit card statistics and securitized business credit card statistics. We believe that performance on a managed basis provides useful supplemental information to investors because we retain interests in the securitized receivables and, therefore, we have a financial interest in and exposure to the performance of the securitized receivables.
(C)	Operating expense ratio is annualized and calculated as a percentage of average owned and securitized receivables.
N/M - Not Meaningful

CONTACT:
Advanta Corp.
Amy B. Holderer
Vice President, Investor Relations
215-444-5335
aholderer@advanta.com
or
David M. Goodman
Vice President, Communications
215-444-5073
dgoodman@advanta.com